Exhibit 99.1

SABRA HEALTH CARE REIT, INC. ANNOUNCES 2012 GUIDANCE
IRVINE, CA, January 10, 2012 - Sabra Health Care REIT, Inc. (NASDAQ: SBRA) announced its outlook for the year ending December 31, 2012. The Company expects FFO to range between $1.53 and $1.58 per diluted common share, AFFO to range between $1.71 and $1.76 per diluted common share and net income to range between $0.64 and $0.68 per diluted common share. The Company's outlook assumes acquisitions of approximately $150.0 million to $200.0 million during 2012 with a weighted average initial cash yield of 9.7%. As of December 31, 2011, the Company had $142.2 million in liquidity, consisting of unrestricted cash and cash equivalents of $42.2 million (unaudited) and available borrowings of $100.0 million (unaudited) under the Company's secured revolving credit facility. The Company expects to fund acquisitions with its current liquidity as well as with the expected expansion in availability of the Company's secured revolving credit facility.
The table below sets forth Sabra's 2012 full year guidance:

	Low	High
Net income from continuing operations	$0.64	$0.68

Add:
Depreciation and amortization	0.89	0.90

FFO	$1.53	$1.58

Straight line rent adjustment	(0.13)	(0.14)
Stock based compensation	0.18	0.18
Amortization of deferred financing costs	0.09	0.09
Acquisition pursuit costs	0.04	0.05

AFFO	$1.71	$1.76

Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
ABOUT SABRA
Sabra Health Care REIT, Inc., a Maryland corporation, is a self-administered, self-managed real estate investment trust that through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States. As of December 6, 2011, Sabra's investment portfolio included 97 properties consisting of (i) 76 skilled nursing facilities, (ii) ten combined skilled nursing, assisted living and independent living facilities, (iii) six assisted living facilities, (iv) two mental health facilities, (v) one independent living facility, (vi) one continuing care retirement community, and (vii) one acute care hospital. As of December 6, 2011, Sabra's properties were located in 23 states and included 10,877 licensed beds.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These statements may be identified, without limitation, by the use of "expects," "believes," "intends," "should" or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our outlook for the full year 2012 and the assumptions made therein.
These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors-many of which are out of the Company's control and difficult to forecast-that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: our dependence on Sun Healthcare Group, Inc. until we are able to further diversify our portfolio; our ability to qualify and maintain our status as a REIT; changes in general economic conditions and volatility in financial and credit markets; our ability to pursue and complete acquisitions, including the ability of the parties to pending acquisitions to satisfy specified closing conditions, and the costs and management attention required to do so; the significant amount of our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to obtain on favorable terms an increase in the available borrowing capacity under our secured revolving credit facility; the impact of healthcare reform legislation on our business; the impact of reductions in CMS reimbursement on the business of our tenants; competitive conditions in our industry; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the "SEC"), especially the "Risk Factors" sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations ("FFO"), Adjusted FFO ("AFFO"), FFO per diluted share, and AFFO per diluted share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and Adjusted Funds from Operations, or AFFO, (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. AFFO is defined as FFO excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including straight-line rental income adjustments and amortization of acquired above/below market lease intangibles), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company's liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company's real estate assets nor do they purport to be indicative of cash available to fund the Company's future cash requirements. Further, the Company's computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently from the Company.

Contact:
Investor & Media Inquiries: (949) 679-0410

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